UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2016

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other juris- diction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed on June 3, 2016 by The First Marblehead Corporation, a Delaware corporation (the “Company”), on June 2, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FP Resources USA Inc., a Delaware corporation (the “Parent”), and FP Resources Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Parent.

On June 3, 2016, Daniel Meyers, the Company’s Chairman and Chief Executive Officer, sent to the Company’s employees the email filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Parent, the Company, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Parent and the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, The First Marblehead Corporation, One Cabot Road, Suite 200, Medford, Massachusetts 02155, emailing Investor Relations at Info@fmd.com or calling the Company’s toll-free number (800) 895-4283.

The Company, and its directors and executive officers, and the Parent, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and its Proxy Statement dated September 25, 2015, which are on file with the SEC. Any changes in holdings by the Company’s directors and executive officers of Company securities since the amounts reported in its Proxy Statement dated September 25, 2015 have been or will be reflected on Statements of Changes in Ownership on Form 4 filed with the SEC. In connection with the execution of the Merger Agreement, each of Daniel Meyers, the Company’s Chairman and Chief Executive Officer, and Seth Gelber, the Company’s Managing Director, President and Chief Operating Officer, entered into an employment agreement with the Parent regarding the terms of his employment with the Company following the completion of the transaction. As of the date of this Current Report on Form 8-K, John Carter Risley, the beneficial owner of the Parent, may be deemed to beneficially own approximately 24.1% of the outstanding shares of the Company’s common stock. For a more complete description of Mr. Risley’s holdings, see the Schedule 13D filed by Mr. Risley with the SEC on August 19, 2015, as amended by Amendment No. 1 thereto, as filed by Mr. Risley with the SEC on March 25, 2016, and as may be further amended from time to time. A more complete description of the interests of the Company’s directors and executive officers and any other participants in the solicitation will be available in the Proxy Statement regarding the transaction when it becomes available.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the proposed transaction between the Parent and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits of the transaction, future opportunities for the Company and any other statements about the Parent or the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the occurrence of any event or proceeding that could give rise to the termination of the Merger Agreement; the inability to complete the transaction due to the failure of the closing conditions to be satisfied; the outcome of any legal proceedings that may be instituted in connection with the transaction; and the other factors described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 and its most recent quarterly report filed with the SEC. The Parent and the Company disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: June 3, 2016	By:	/s/ Seth Gelber
Seth Gelber Managing Director, President and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Email from Daniel Meyers, Chairman and Chief Executive Officer of the Company, to employees of the Company dated June 3, 2016.